UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☑

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☐	Soliciting Material Pursuant to Rule 14a-12

FAR EAST ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

SOFAER CAPITAL GLOBAL HEDGE FUND

SOFAER CAPITAL ASIAN HEDGE FUND

SOFAER CAPITAL NATURAL RESOURCES HEDGE FUND

SOFAER CAPITAL, INC.

TIM WHYTE

ERIC WING CHEONG LEUNG

JOHN LAURIE HUNTER

MARK ADAM PARKIN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOFAER CAPITAL PLEASED WITH SUPPORT FROM ISS AND GLASS LEWIS

LEADING INDEPENDENT PROXY ADVISORY FIRMS RECOMMEND THAT

SHAREHOLDERS OF FAR EAST ENERGY CORPORATION VOTE USING

THE GOLD CARD

LONDON, December 7, 2006 — Sofaer Capital, Inc. today announced that the country’s leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), each recommended that stockholders of Far East Energy Corporation (OTC Bulletin Board: FEEC) vote using the GOLD proxy card.

ISS recognized that “…the dissident has demonstrated that change is needed based on the company’s stock performance …” and the Glass Lewis report also stated, “We are troubled with certain other actions, or inactions by the board of Far East.” Commenting on the ISS and Glass Lewis recommendations, Sofaer Nominee and current Far East Board member Tim Whyte stated, “We are pleased that both Glass Lewis and ISS both recommended to vote using the GOLD proxy card and not to vote on Management’s proxy card, but are disappointed that they did not recommend for our full slate. If elected we fully intend to work with our fellow board members to improve corporate governance, financial controls, budgeting and to maximize stockholder value for all stockholders.”

Far East stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Because the annual meeting is only days away, we urge Far East stockholders to vote their shares today by phone or internet by following the instructions on the GOLD proxy card. Only the latest proxy counts, so even if stockholders have already sent in a proxy to Far East, they have every right to change their vote and support Sofaer Capital’s nominees with the GOLD proxy card. We urge all stockholders to exercise their right to vote and vote the GOLD proxy today.

* * * * * * *

Stockholders who have questions about the Sofaer Nominees and how to vote your GOLD proxy card are encouraged to call MacKenzie Partners, Inc., Toll-Free at 800-322-2885 or 212-929-5500 (call collect) or +44-207-170-4155.

*	Permission to use quotations from the ISS report and the Glass Lewis report was neither sought nor obtained.